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                                                                       Ex (1)(1)


                      (SCHULTE ROTH & ZABEL LLP LETTERHEAD)


                                                                   July 25, 2003


Lehman Brothers/First Trust Income Opportunity Fund
399 Park Avenue
New York, New York 10002

Dear Ladies and Gentlemen:

      We have acted as counsel to Lehman Brothers/First Trust Income Opportunity Fund (the "Fund"), a statutory trust organized under the laws of the State of Delaware, in connection with (i) the Fund's Registration Statement on Form N-2 (File No. 333-105069) (including all amendments thereto filed as of the date hereof, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "Company Act"), and (ii) the Fund's offering of up to 13,400,000 common shares of beneficial interest of the Fund (the "Shares"). The Shares are to be sold pursuant to an Underwriting Agreement, substantially in the form filed as Exhibit (h)(1) to the Registration Statement (the "Underwriting Agreement"), entered into among the Fund and the underwriters named on Schedule 1 thereto (the "Underwriters").

      In such capacity, we have reviewed: (i) the Registration Statement, (ii) the Fund's Certificate of Trust, (iii) the Amended and Restated Declaration of Trust of the Fund, as in effect on the date hereof (the "Declaration of Trust"), and (iv) such other documents as we have deemed relevant to the matters referred to in this opinion. We are familiar with the actions taken by the Fund and its Board of Trustees in connection with the organization of the Fund and the authorization, and the proposed issuance and sale, of the Shares, including but not limited to the adoption of a resolution authorizing issuance of the Shares in the manner described in the prospectus contained in the Registration Statement (the "Prospectus").

      We have reviewed such Fund records, certificates and other documents and considered such questions of law as we have deemed relevant and necessary to render the opinion set forth herein. In our review of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all certified or photostatic copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of the Fund's officers and upon representations of the Fund made in the Registration Statement.

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Lehman Brothers/First Trust Income Opportunity Fund
July 25, 2003
Page 2


      Based upon the foregoing, and assuming (i) the Registration Statement becomes effective; (ii) the due execution and delivery of the Underwriting Agreement; and (iii) the Shares have been delivered to the Underwriters, we are of the opinion that the Shares, when issued and sold in the manner described in the Prospectus, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Fund (except as provided in Article IV, Section 6 of the Declaration of Trust).


      We are attorneys licensed to practice only in the State of New York and our opinion is limited to the laws of such State and to the laws of the United States. Accordingly, we do not express any opinion as to any other laws of any other jurisdiction. Insofar as the above opinions relate to matters governed by the laws of the State of Delaware, we have relied on the opinion of Richards, Layton, & Finger, P.A., addressed to the Fund and dated the date hereof, filed as Exhibit (l)(2) to the Registration Statement.


      We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the 1933 Act. We do not undertake to update, revise or supplement any opinion or statement herein if after the date hereof either any applicable law changes or we become aware of any fact that might change such opinion or statement. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the Prospectus and statement of additional information constituting a part thereof.

                                             Very truly yours,

                                             /s/ Schulte Roth & Zabel LLP